EX-99.g.1

Global Custody Agreement - New York - General - January 2022

Table of Contents
TABLE OF CONTENTS		1
1.	INTENTION OF THE PARTIES; DEFINITIONS	3
1.1	INTENTION OF THE PARTIES	3
1.2	DEFINITIONS; INTERPRETATION	3
2.	WHAT J.P. MORGAN IS REQUIRED TO DO	7
2.1	SET UP ACCOUNTS	7
2.2	DEPOSIT OF CASH	8
2.3	SEGREGATION AND REGISTRATION OF ASSETS; NOMINEE NAME	9
2.4	SETTLEMENT OF TRANSACTIONS	10
2.5	CONTRACTUAL SETTLEMENT DATE ACCOUNTING	10
2.6	INCOME COLLECTION (AUTOCREDIT)	11
2.7	MISCELLANEOUS ADMINISTRATIVE DUTIES	12
2.8	CORPORATE ACTIONS	12
2.9	SECURITIES LITIGATION SERVICES	12
2.10	PROXIES	13
2.11	STATEMENTS OF ACCOUNT	13
2.12	ACCESS TO J.P. MORGAN’S RECORDS	14
2.13	MAINTENANCE OF FINANCIAL ASSETS AT SUBCUSTODIAN LOCATION	14
2.14	RESTRICTED SERVICES	15
2.15	FOREIGN EXCHANGE TRANSACTIONS	15
2.16	ASSETS NOT CONTROLLED BY J.P. MORGAN	15
2.17	CHANGE REQUESTS	16
2.18	NOTICE	16
2.19	COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION ("SEC") RULE 17F-5 (“RULE 17F-5”)	17
2.20	COMPLIANCE WITH SEC RULE 17F-7 ("RULE 17F-7")	18
3.	INSTRUCTIONS	19
3.1	ACTING ON INSTRUCTIONS; METHOD OF INSTRUCTION AND UNCLEAR INSTRUCTIONS	19
3.2	VERIFICATION AND SECURITY PROCEDURES	19
3.3	INSTRUCTIONS CONTRARY TO LAW/MARKET PRACTICE	20
3.4	CUT-OFF TIMES	20
3.5	ELECTRONIC ACCESS AND CYBERSECURITY	20
3.6	RECORDING OF TELEPHONE COMMUNICATIONS	20
4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN	21
4.1	FEES AND EXPENSES	21
4.2	OVERDRAFTS	21
4.3	J.P. MORGAN’S RIGHT OVER ACCOUNT ASSETS; SET-OFF	22
5.	SUBCUSTODIANS AND SECURITIES DEPOSITORIES	22
5.1	APPOINTMENT OF SUBCUSTODIANS; USE OF SECURITIES DEPOSITORIES	22
5.2	LIABILITY FOR SUBCUSTODIANS, NOMINEES AND SECURITIES DEPOSITORIES	23
6.	ADDITIONAL PROVISIONS	23
6.1	REPRESENTATIONS OF THE CUSTOMER AND J.P. MORGAN	23
6.2	THE CUSTOMER IS LIABLE TO J.P. MORGAN EVEN IF IT IS ACTING FOR ANOTHER PERSON	24
6.3	SPECIAL SETTLEMENT SERVICES	24

Global Custody Agreement - New York - General - January 2022

6.4	THE CUSTOMER TO PROVIDE CERTAIN INFORMATION TO J.P. MORGAN	25
6.5	INFORMATION CONCERNING DEPOSITS HELD BY J.P. MORGAN IN THE U.S.	25
6.6	INFORMATION CONCERNING DEPOSITS AT J.P. MORGAN’S NON-U.S. BRANCHES	25
6.7	INSURANCE	26
6.8	SECURITY HOLDING DISCLOSURE	26
6.9	REGULATORY DISCLOSURE; CERTAIN INFORMATION OF THE CUSTOMER	26
6.10	CONFIDENTIALITY	27
6.11	INTELLECTUAL PROPERTY	28
6.12	USE OF PARTIES’ NAMES	28
7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER	28
7.1	STANDARD OF CARE; LIABILITY	28
7.2	FORCE MAJEURE	30
7.3	J.P. MORGAN MAY CONSULT WITH COUNSEL	30
7.4	J.P. MORGAN PROVIDES DIVERSE FINANCIAL SERVICES AND MAY GENERATE PROFITS AS A RESULT	31
7.5	ANCILLARY SERVICES	31
8.	TAXATION	31
8.1	TAX OBLIGATIONS	31
8.2	TAX RELIEF SERVICES	32
9.	TERMINATION	32
9.1	TERM AND TERMINATION FOR CONVENIENCE	32
9.2	OTHER GROUNDS FOR TERMINATION	33
9.3	EXIT PROCEDURE	33
10.	FURTHER LEGAL, REGULATORY AND OTHER MATTERS	34
10.1	PRIVACY	34
10.2	REPORTING OF BREACHES	34
10.3	APPOINTMENT OF AGENTS AND DELEGATES	34
11.	MISCELLANEOUS	34
11.1	NOTICE	34
11.2	SUCCESSORS AND ASSIGNS	34
11.3	ENTIRE AGREEMENT AND AMENDMENTS	35
11.4	GOVERNING LAW AND JURISDICTION	35
11.5	SEVERABILITY; WAIVER; AND SURVIVAL	35
11.6	COUNTERPARTS	36
11.7	NO THIRD PARTY BENEFICIARIES	36
11.8	COMPLIANCE WITH LAW	36
12.	RECORD RETENTION REQUIREMENTS	36
ANNEX A ELECTRONIC ACCESS		37
ANNEX B AVAILABILITY POLICY AND SCHEDULE		40
– U.S. ACCOUNTS HELD WITH JPMORGAN CHASE BANK, N.A. FOR U.S. CUSTODY CLIENTS
ANNEX C - INFORMATION REGARDING COUNTRY RISK		41

Global Custody Agreement - New York - General - January 2022

GLOBAL CUSTODY AGREEMENT

This agreement, dated August 22, 2023 (the “Agreement”), is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ("J.P. Morgan"), with a place of business at 383 Madison Avenue, Floor 11, New York, NY 10017; and Macquarie ETF Trust for an on behalf of each party listed in Schedule 1 hereto (each individually, the “Customer”).

1.	INTENTION OF THE PARTIES; DEFINITIONS
1.1	Intention of the Parties
(a)
This Agreement sets out the terms on which J.P. Morgan will provide custodial, settlement, asset servicing and other associated services to the Customer. J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement. The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement.

(b)
Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other burdens and costs. The Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in connection with the services under this Agreement and that Customer remains responsible for assessing and managing investment-related exposures arising out of Country Risk. Accordingly, J.P. Morgan will not be responsible for any Liabilities resulting from Country Risk.

1.2	Definitions; Interpretation
(a)	Definitions
As used herein, the following terms have the meanings hereinafter stated.
“Account” has the meaning set forth in Section 2.1.
“Account Assets” has the meaning set forth in Section 4.3(a).
“Affiliated Subcustodian Bank” means a Subcustodian that is both a subsidiary of JPMorgan Chase & Co. and either (i) a bank chartered or incorporated in the United States of America or
(ii)	a branch or subsidiary of such a bank.
“AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to
J.P. Morgan, or to any J.P. Morgan Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or are subject to, Sanctions; and (b) any J.P. Morgan policies and procedures reasonably designed to assure compliance with any such Applicable Law.
“Applicable Law” means, with respect to a party, any applicable statute, treaty, rule, regulation or law (including common law) and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or Governmental Authority.
“Authorized Person” means any person who has been designated by written notice from the Customer in a form reasonably acceptable to J.P. Morgan (or by written notice in a form reasonably acceptable to J.P. Morgan from any agent designated by the Customer, including an investment manager) to act on behalf of the Customer under this Agreement, any person who has received a User Code from Customer, or any person authorized by Customer to receive a
Global Custody Agreement - New York - General - January 2022

User Code from J.P. Morgan. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.
“Cash Account” has the meaning set forth in Section 2.1(a)(ii).
“Confidential Information” means all information regarding this Agreement, the Customer’s business including that of its Related Bodies Corporate and representatives, the Accounts which
J.P. Morgan receives or creates in the course of providing services under this Agreement, any data or information (including Personal Information) submitted by the Customer Group, its Authorised Persons, Users, or service providers to J.P. Morgan in any way connected with the services being provided under this Agreement or data or information otherwise received by J.P. Morgan, directly or indirectly, concerning the Customer Group, its Authorised Persons, Users or the Accounts in any way connected with the services being provided under this Agreement, and including copies, back- ups, replications, derivatives and metadata generated or derived, in whole or in part, from such data and any documents disclosed in connection with the services or pursuant to the relationship between the parties such as Customer’s financial models, processes, contracts, historical or projected financial information, organisational or operating data, strategic or management plans, customer information or lists, and complaints, as well as all Intellectual Property Rights of the Customer whether received before or after the date hereof. Nevertheless, the term Confidential Information does not include (i) information that is or becomes available to the general public other than as a direct result of: (A) J.P. Morgan’s breach of the terms of this Agreement; or (B) a breach of a duty of confidence owed by a Subcustodian to J.P. Morgan, (ii) information that
J.P. Morgan develops independently without using the Customer’s Confidential Information,
(iii) information that J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to the Customer with respect to that information, or (iv) information that the Customer has designated as non-confidential or consented to be disclosed.
“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of the Financial Asset, but does not include rights with respect to class action litigation or proxy voting.
“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation, capital controls, currency restrictions or other governmental actions; the country’s financial infrastructure; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.
“Customer Group” means the Customer and its Related Bodies Corporate. “Dormant Account” has the meaning set forth in Section 2.1(d).
“Eligible Foreign Custodian” means (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, or (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in rule 17f-5(a)(7)) or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.
Global Custody Agreement - New York - General - January 2022

“Eligible Securities Depository” shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order.
“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary.
“FDIC” has the meaning set forth in Section 6.5(a).
“Financial Asset” means a Security and refers, as the context requires, either to the Security itself or to the means by which a person’s claim to the Security is evidenced, including a Security certificate or a Security Entitlement. The term “Financial Asset” does not include cash.
“Governmental Authority” means any government or any agency, bureau, board, commission, department, regulatory authority, ministry, official, political subdivision, taxing authority, revenue authority, tribunal, self-regulatory organisation, or other instrumentality of any government having authority in the United States or any other nation, whether federal, state, provincial or local.
“Instruction” means an instruction, whether or not in fact authorized, that has been verified in accordance with the Security Procedure or, if no Security Procedure is applicable, that J.P. Morgan believes in good faith to have been given by an Authorized Person.

“Intellectual Property Rights” means all intellectual property rights in the United States and throughout the world, as at or after the date of this Agreement, including but not limited to:
(i)
patents, copyright, rights in circuit layouts, registered designs, trade or service marks, trade, business or company names, indication of source or appellation of origin, and any right to have confidential information kept confidential;

(ii)	any application or right to apply for registration of, or assert or waive, any of the rights referred to in paragraph (i); and
(iii)	trade secrets, ideas, concepts, materials, know-how and techniques.
“J.P. Morgan Affiliate” means an entity controlling, controlled by, or under common control with J.P. Morgan.
“J.P. Morgan’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.
“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on a party’s own income), or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, attorneys’, accountants’, consultants’ and experts’ fees and disbursements reasonably incurred and for the avoidance of doubt, with respect to any Liabilities owed by the Customer, Liabilities shall also include any and all amounts owing to J.P. Morgan by the Customer’s counterparty in connection with collateral Accounts or control Accounts established at J.P. Morgan pursuant to the Customer’s Instruction) and outstanding from time to time.

“Related Body Corporate” means, in respect of a person or entity, any person or entity controlling, controlled by or under common control with that person or entity.
"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of
Global Custody Agreement - New York - General - January 2022

State, (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority with jurisdiction over J.P. Morgan or J.P. Morgan Affiliates.
“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets and any other property or financial asset (other than cash) held by J.P. Morgan (or a Subcustodian) for the Customer from time to time on the terms of this Agreement.
“Securities Account” has the meaning set forth in Section 2.1(a)(i).
“Securities Depository” means any securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities.
“Security Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.
“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.
“Security Procedure” means the applicable security procedure to be followed by the Customer (and its Authorized Persons) and/or by J.P. Morgan, so as to enable J.P. Morgan to verify that an instruction is authorized. The applicable Security Procedure for different types of instructions may be set forth in the service level documentation in effect from time to time with respect to the services set forth in this Agreement or in separate documentation, and may be updated by J.P. Morgan from time to time upon notice to the Customer, such notice to be provided on reasonable advance notice except where such advance notice is not reasonably practicable (in which case J.P. Morgan must do so promptly after the change). A Security Procedure may, without limitation, involve the use of User Codes, dual-factor authentication, telephone call backs, or third party utilities. For the avoidance of doubt, an authenticated SWIFT message issued in the name of the Customer through any third party utility that J.P. Morgan has approved as a utility through which Instructions may be provided hereunder, shall be deemed to have been verified through a Security Procedure.
“Service Commencement Date” means the date agreed between J.P. Morgan and the Customer as the date on which substantially all Financial Assets have been transitioned to J.P. Morgan and in respect of the services shall be provided pursuant to this Agreement.
“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Financial Assets or cash in a Subcustodian Cash Account, and act on its behalf in different jurisdictions and includes any Affiliated Subcustodian Bank. In no event will an entity that is a Securities Depository be deemed to be a Subcustodian. For the avoidance of doubt, the transfer agent of a Financial Asset shall not be deemed to be a Subcustodian with respect to that Financial Asset.
“Subcustodian Cash Account” has the meaning ascribed to it in Section 2.2(a)(ii). “USA PATRIOT Act” has the meaning set forth in Section 6.9(a).
“Users” has the meaning ascribed to it in Section 1, Annex A.
Global Custody Agreement - New York - General - January 2022

“User Code” means a password digital certificate, identifier, security device, algorithm, encryption or other similar procedure used by the Customer or an Authorized Person to access
J.P. Morgan’s systems, applications or products or to issue Instructions to J.P. Morgan.
"Website Portal" means the J.P. Morgan Markets portal made available at www.jpmm.com to the Customer or such other web-interface made available and notified to the Customer in writing in respect of the services.

(b)	Interpretation.
(i)	Headings are for convenience of reference only and shall not in any way form part of or affect the construction or interpretation of any provision of this Agreement.
(ii)	Unless otherwise expressly stated to the contrary herein, references to Sections are to Sections of this Agreement and references to paragraphs are to paragraphs of the Sections in which they appear.
(iii)
Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the term “including” shall be deemed to mean

“including but not limited” to; and references to appendices and numbered sections shall be to such addenda and provisions herein.
(iv)
Unless the context requires otherwise, any reference to a statute or a statutory provision shall include such statute or provision as from time to time modified to the extent such modification applies to any service provided hereunder. Any reference to a statute or a statutory provision shall also include any subordinate legislation made from time to time under that statute or provision.

(v)
The Schedules, Appendices and Annexes to the Agreement are incorporated herein by reference and form part of the Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement. If and to the extent that there is an inconsistency between the terms of the body of the Agreement and its Schedules, Appendices and Annexes, the terms of the body of the Agreement shall prevail unless expressly stated otherwise.

2.	WHAT J.P. MORGAN IS REQUIRED TO DO
2.1	Set Up Accounts

(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):
(i)
one or more accounts in the name of the Customer (or in another name requested by the Customer that is acceptable to J.P. Morgan) to which Financial Assets are or may be credited (each a “Securities Account”), which may be held by J.P. Morgan, a Subcustodian or a Securities Depository for J.P. Morgan on behalf of the Customer, including as an Entitlement Holder; and

(ii)
one or more cash accounts in the name of the Customer (or in another name requested by the Customer that is acceptable to J.P. Morgan) (each, a “Cash Account”) for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of the Customer.

Global Custody Agreement - New York - General - January 2022

(b)	At the request of the Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement.
(c)
In the event that the Customer requests the opening of any additional Account for the purpose of holding collateral pledged by the Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by the Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement.

(d)
Upon not less than thirty (30) days’ prior notice to the Customer, J.P. Morgan may close any Account that it reasonably determines to be dormant because J.P. Morgan has not received any Instructions for at least one (1) year and it is a Cash Account with nil balances or a Securities Account with no Securities.

(e)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:
(i)	a copy of the Customer's constitutional documents as in force at the time of receipt;
(ii)
evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer's board of directors or equivalent governing body);

(iii)
in cases where the Customer designates an investment manager, evidence reasonably satisfactory to J.P. Morgan of that appointment as an Authorized Person and of the officers and employees of the investment manager authorized to act with respect to the relevant Account;

(iv)	information about the Customer’s financial condition, such as its publicly available audited financial statements; and
(v)	in the case of any Account opened in a name other than that of the Customer, documentation with respect to that name similar to that set forth in paragraphs (i) – (iv), where relevant.
(f)
Where a Subcustodian Cash Account is requested to be opened in a jurisdiction for the Customer to settle transactions in such jurisdiction, J.P. Morgan must set-up, or facilitate the set-up of Subcustodian Cash Accounts for the Customer in that jurisidction and in accordance with the Instructions of the Customer.

2.2	Deposit of Cash
(a)	Any cash in any currency received by or on behalf of J.P. Morgan for the account of the Customer will be either:
(i)	deposited in one or more Cash Accounts at J.P. Morgan in New York or at one of its non-
U.S. branch offices and will constitute a debt owing to the Customer by J.P. Morgan as banker, provided that (A) any cash so deposited with a non-U.S. branch office will be payable exclusively by that branch office (and not any other branch office) in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any applicable currency restrictions and (B) J.P. Morgan may, from time to time, in its discretion, pay interest on any such Cash Account (or charge interest if, at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is negative) at a rate to be determined by J.P. Morgan; or
Global Custody Agreement - New York - General - January 2022

(ii)	deposited in an account maintained in the name of the Customer at the Subcustodian in the relevant market (“Subcustodian Cash Account”), in which case the deposit will constitute a debt owing to the Customer by that Subcustodian as the Customer’s banker and not by J.P. Morgan, payable exclusively in the applicable currency at that Subcustodian. For the avoidance of doubt, cash held in that Subcustodian Cash Account will not be part of the Cash Account and Subcustodian Cash Accounts are only available in certain markets, details of which are available from J.P. Morgan on request.
(b)
Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or a provisional credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify the Customer promptly of any such reversal.

(c)	The Customer acknowledges and accepts that deposit accounts maintained under this
Agreement at J.P. Morgan’s London Branch are not intended by either party to be operated or used as a payment account for the execution of payment transactions which are not related to the custody, investment and securities asset servicing services to be provided by J.P. Morgan under this Agreement and the Customer agrees that it will not give instructions to J.P. Morgan to execute payment transactions relating to those deposit accounts for any other purposes.
(d)	J.P. Morgan will make amounts deposited into a Cash Account held in the United States available in accordance with its availability policy, the current version of which is attached hereto as Annex B.

2.3	Segregation and Registration of Assets; Nominee Name
(a)
J.P. Morgan will identify in its books that those Financial Assets credited to the Customer’s Securities Account belong to the Customer (except as may be otherwise agreed by J.P. Morgan and the Customer).

(b)
To the extent permitted by Applicable Law, J.P. Morgan will require each Subcustodian to identify that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, by means of differently titled accounts on the books of the Subcustodian or other equivalent measures that achieve the same level of protection.

(c)	J.P. Morgan is authorized, in its discretion to:
(i)	hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;
(ii)	hold Financial Assets in or deposit Financial Assets with any Securities Depository;
(iii)	hold Financial Assets in omnibus accounts on a fungible basis and accept delivery of Financial Assets of the same class and denomination as those deposited by the Customer;
(iv)
register in the name of J.P. Morgan, a Subcustodian or Securities Depository or their respective nominees such Financial Assets as are customarily held in registered form unless such Financial Assets are required to be registered in the name of the Customer,

J.P. Morgan, a Subcustodian, a Securities Depository or their respective nominees under local law or market practice, in which case they will be registered in the manner required by local law or market practice; and
(v)
decline to accept any asset or property which it deems to be unsuitable or inconsistent with its custodial operations acting in good faith. J.P. Morgan must promptly notify the Customer if it declines to accept any asset or property under this paragraph (v).

Global Custody Agreement - New York - General - January 2022

(d)
Upon request of the Customer, J.P. Morgan shall provide to the Customer a list of asset types in respect of which J.P. Morgan may provide custodial services. If J.P. Morgan determines to cease to provide custodial services with respect to a particular asset type, J.P. Morgan will provide the Customer with prior written notice ahead of this change where practicable and where not practicable, promptly thereafter.

(e)
For the avoidance of doubt, unless J.P. Morgan has provided prior written approval, the Customer may not instruct a third party to register any Financial Asset in the name of J.P. Morgan, a Subcustodian, a Securities Depository or any of their respective nominees. The Customer agrees that any Financial Asset registered in the name of J.P. Morgan, a Subcustodian, a Securities Depository or any of their respective nominees without J.P. Morgan’s authorization shall not be considered to be held in custody under this Agreement.

2.4	Settlement of Transactions
(a)
Subject to Section 3 and Section 4.2, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement of transactions will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the Customer authorizes J.P. Morgan to deliver Financial Assets or cash payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and the Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful default of J.P. Morgan, and the risk of loss arising from any such action will be borne by the Customer. If the Customer’s counterparty (or other appropriate party) fails to deliver the expected consideration as agreed, J.P. Morgan will promptly notify the Customer of such failure. If the Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by the Customer that J.P. Morgan has in its possession to allow the Customer to enforce its rights against the Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

(b)	Except to the extent J.P. Morgan and the Customer have agreed to treat settlement of a transaction under the contractual settlement date accounting basis set forth in Section 2.5,
J.P. Morgan will post such transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and settled by J.P. Morgan.
(c)
J.P. Morgan reserves the right to reverse any transactions that are credited to the Accounts due to mis-postings, errors and other similar actions, however, J.P. Morgan must notify the Customer promptly of any such reversals.

2.5	Contractual Settlement Date Accounting
(a)
In cases where J.P. Morgan and the Customer agree to do so, and subject to the other provisions of this Section 2.5, J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement for those Financial Assets and transactions as to which J.P. Morgan customarily offers contractual settlement date accounting.

(i)	Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and post the Securities Account as pending delivery of the relevant Financial Assets.
Global Custody Agreement - New York - General - January 2022

(ii)
Purchases: On the settlement date for a purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and will then post the Securities Account as awaiting receipt of the expected Financial Assets. The Customer will not be entitled to the delivery of Financial Assets until J.P. Morgan or a Subcustodian actually receives them.

(b)
J.P. Morgan may reverse any book entries made pursuant to Section 2.5(a) prior to a transaction's actual settlement upon notice to the Customer if J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer will be responsible for any Liabilities resulting from such reversal. The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and

J.P. Morgan does not undertake to make loans of cash and/or Financial Assets to the Customer.
(c)
J.P. Morgan will make available on its Website Portal a list of the markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from the contractual settlement date accounting service upon prior written notice to the Customer that is reasonable in the circumstances (except where prior notice is not reasonably practicable in which case J.P. Morgan must notify the Customer in writing promptly after change). Additionally, J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons, either for individual Financial Assets, types of Financial Assets, counterparties or markets, or overall and must notify the Customer of such restrictions.

2.6	Income Collection (AutoCredit®)
(a)
J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets held in the Securities Account, and will promptly notify the Customer of such information.

(b)
Except in cases where J.P. Morgan agrees to offer the AutoCredit service described in paragraph (c) of this Section 2.6, J.P. Morgan shall not be required to credit income on Financial Assets, net of any taxes withheld by J.P. Morgan or any third party, prior to actual receipt and reconciliation by J.P. Morgan.

(c)
In cases where J.P. Morgan agrees to provide the following service, J.P. Morgan will credit the Cash Account with the anticipated income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (such service hereinafter defined as “AutoCredit”) for those Financial Assets and/or markets for which J.P. Morgan customarily offers an AutoCredit service. J.P. Morgan may reverse AutoCredit credits upon notice to the Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period of time or the credit was incorrect. J.P. Morgan will make available on its Website Portal a list of the markets for which it provides AutoCredit. J.P. Morgan may add markets to or remove markets from the AutoCredit service upon prior written notice to the Customer that is reasonable in the circumstances (except where prior notice is not reasonably practicable in which case J.P. Morgan must notify the Customer in writing promptly after change). Additionally, J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons, either for individual Financial Assets, types of Financial Assets, counterparties or markets, or overall and must notify the Customer of such restrictions.
(d)	J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify the Customer of the late payment;
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however, neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.7	Miscellaneous Administrative Duties
(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:
(i)
present all Financial Assets for which J.P. Morgan has received written notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of the Customer such certificates as may be required to obtain payment in respect of Financial Assets; and
(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.
(b)
In the event that, as a result of holding Financial Assets in an omnibus account, the Customer receives fractional interests in Financial Assets arising out of a corporate action or class action litigation, J.P. Morgan will credit the Customer with the amount of cash the Customer would have received, as reasonably determined by J.P. Morgan, had the Financial Assets not been held in an omnibus account, and the Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)
If some, but not all, of an outstanding class of Financial Assets is called for redemption, J.P. Morgan will allot the amount redeemed among J.P. Morgan’s global custody customers who are the respective beneficial holders of such a class of Financial Assets in a manner that J.P. Morgan acting reasonably deems to be fair and equitable.

2.8	Corporate Actions
(a)
J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which J.P. Morgan subscribes for information concerning such Corporate Actions. J.P. Morgan or its Subcustodians may also receive notices as holder of Financial Assets comprising information concerning Corporate Actions. J.P. Morgan will promptly provide all relevant information relating to the Corporate Actions referred to under this paragraph (a) (or summaries that reflect the material points concerning the applicable Corporate Action) to the Customer.

(b)
J.P. Morgan will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and the Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.8(a) with respect to that Corporate Action.

2.9	Securities Litigation Services
Any notices received by J.P. Morgan’s corporate actions department about a settled securities litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to the Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that the Customer held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of the Customer in respect to such notifications except as otherwise agreed in writing between the Customer and J.P. Morgan. The
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services set forth in this Section 2.9 are available only in certain markets, details of which are available from J.P. Morgan on request.

2.10	Proxies
(a)
With respect to U.S. Financial Assets and, in cases where the Customer elects to subscribe to the service described in this Section 2.10, other Financial Assets, J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.10(c), act in accordance with the Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).
(b)
The Proxy Voting Service is available only in certain markets and for certain types of Financial Assets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrollment form as well as all documentation that may be required for certain markets.

(c)
The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	The Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:
(i)	the Financial Assets being on loan or out for registration;
(ii)	the pendency of conversion or another corporate action;
(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, pledged to a Counterparty, or otherwise in a manner which affects voting;
(iv)	local law or market practices, or restrictions by the issuer; and
(v)
J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a uniform basis (i.e., a “yes” or “no” vote for the total position based on net voting instructions received from all its customers). Where this is the case, J.P. Morgan will notify the Customer and, on request of the Customer, advise how the shares were voted.

Where J.P. Morgan cannot follow the Customer’s Instructions in relation to the Proxy Voting Service under this Section 2.10, J.P. Morgan will promptly notify the Customer.

2.11	Statements of Account
(a)
J.P. Morgan will provide the Customer with electronic access to Account information (the “Information”) that will enable the Customer to generate or receive reports and statements of account for each Account, and to identify cash and Financial Assets held in the Account as well as Account transactions. The Customer will review the Information and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) the Customer’s inability to access any such Information. The Customer will provide J.P. Morgan such notice within a reasonable time after (A) the Information is reviewed by the Customer, such review to be conducted within a reasonable time after it is made available, and suspected to be erroneous or have an omission or (y) the Customer discovers that it is unable to access the Information, as the case may be.

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(b)
The Customer acknowledges that Information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis- postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any Liabilities arising out of any such information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted except in the event of J.P. Morgan’s fraud or wilful default.

2.12	Access to J.P. Morgan’s Records
(a)
J.P. Morgan will, upon reasonable written notice, allow the Customer (and/or the Customer’s auditors and independent public accountants if required for their examination of books and records pertaining to the Customer's affairs) reasonable access to the records of J.P. Morgan relating to the Accounts. Subject to restrictions under the relevant local law, J.P. Morgan shall direct any Subcustodian to permit the Customer and its auditors and independent public accountants, reasonable access to the Subcustodian’s records of Financial Assets held in the Securities Account as may be required in connection with such examination.
(b)	The Customer, on behalf of its applicable funds, shall reimburse J.P. Morgan and its Subcustodians for the reasonable cost of copying, collating and researching archived information.
(c)
During the performance of this Agreement and for any period as required by Applicable Law applicable to J.P Morgan in its capacity as provider of the services, J.P. Morgan will maintain complete, accurate and auditable records pertaining to this Agreement, including all books and records which J.P. Morgan is required to maintain pursuant to Applicable Law applicable to J.P. Morgan in its capacity as provider of the services. All such books and records maintained by

J.P. Morgan shall be maintained in a form acceptable under Applicable Law as it applies to J.P. Morgan in its capacity as provider of the Services. Subject to Section 2.12(b), during the term of this Agreement and for a period of at least three (3) years after the termination of this Agreement, J.P. Morgan will, upon reasonable written notice, allow the Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts.
(d)
Within 30 days of receiving the Customer’s request, J.P. Morgan will send to the Customer (i) all reports J.P. Morgan receives from Securities Depositories concerning their systems of internal accounting control, and (ii) a copy of J.P. Morgan’s Service Organizational Control (SOC) 1 reports (or any successor reports) prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16. In addition, from time to time as requested, J.P. Morgan will furnish a Customer a “gap” or “bridge” letter that will address any material changes that might have occurred in J.P. Morgan’s controls covered in the SOC Report from the end of the SOC Report period through a specified requested date.

(e)
If, as a result of a review of J.P. Morgan’s records pertaining to the Accounts and the Services, a party believes the Customer has been overcharged or undercharged for a Service, such party shall notify the other and request a joint review of the relevant records, to determine whether an overcharge or undercharge has occurred, its extent and agree on a reconciliation plan which may, but is not required to and will not necessarily, include a credit against future charges.

2.13	Maintenance of Financial Assets at Subcustodian Location
Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are located.
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2.14	Restricted Services
(a)
J.P. Morgan shall post on its Website Portal a list of the countries and jurisdictions for which it supports custody services; J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those on the list.

(b)	J.P. Morgan reserves the right to restrict the Customer’s access to the services J.P. Morgan provides in, and the Liabilities it incurs with respect to, certain markets that are deemed by
J.P. Morgan to be restricted markets from time to time. J.P. Morgan will make available on its Website Portal a list of markets that are restricted.
(c)	In the event a Subcustodian exits the market in which J.P. Morgan previously appointed it to provide custodial services, or is unable to continue to provide custodial services to J.P.
Morgan’s satisfaction, J.P. Morgan may (i) remove such Subcustodian from the J.P. Morgan network in accordance with Section 5.1(e), and/or (ii) cease to provide custodial services in such market.

2.15	Foreign Exchange Transactions
To facilitate the administration of the Customer's trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts as principal with the Customer, or an Authorized Person, and may also provide foreign exchange contracts through J.P. Morgan Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but J.P. Morgan may establish rules or limitations concerning any foreign exchange contract made available. In all cases where J.P. Morgan or J.P. Morgan Affiliates or Subcustodians enter into foreign exchange contracts with the Customer, J.P. Morgan will not be executing or otherwise placing any foreign exchange transaction as the Customer’s agent, and such transactions will be governed by the terms and conditions of such foreign exchange contracts). Such foreign exchange contracts shall not be deemed as part of the custodial, settlement or associated services under this Agreement. With respect to the Customer’s foreign exchange contracts with J.P. Morgan, J.P. Morgan will be acting on a principal basis as the Customer’s counterparty on such foreign exchange contracts.

2.16	Assets Not Controlled by J.P. Morgan
(a)
J.P. Morgan will not be obliged to (i) hold Financial Assets or cash with any person not agreed to by J.P. Morgan or (ii) register or record Financial Assets in the name of any person other than J.P. Morgan, a Subcustodian, or their respective nominee or (iii) register or record Financial Assets in the name of J.P. Morgan or its nominee if J.P. Morgan concludes they cannot be operationally supported or (iv) register or record on J.P. Morgan’s records Financial Assets or cash held outside of J.P. Morgan’s control, and J.P. Morgan will promptly notify the Customer where it relies on this Section. If, however, the Customer makes any such request and J.P. Morgan agrees to the request, the consequences of doing so will be at the Customer’s own risk. J.P. Morgan shall not be responsible for the control of any such Financial Asset or cash, for verifying the Customer’s initial or ongoing ownership of any such Financial Asset or cash or for income collection, proxy voting, class action litigation or Corporate Action notification and processing with respect to any such Financial Asset. Any transaction relating to the settlement of the purchase or sale of any such Financial Asset shall be treated for purposes of this Agreement as a cash only movement.

(b)
From time to time, at the Customer’s request, J.P. Morgan may agree to hold in its vault on the Customer’s behalf documentation relating to Financial Assets not held in J.P. Morgan’s control. Notwithstanding anything in this Agreement to the contrary, J.P. Morgan shall not be

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responsible for reviewing this documentation for any purpose, including authenticity, sufficiency or relevance to the Financial Asset to which it purports to relate.

2.17	Change Requests
(a)	If either party wishes to propose any amendment or modification to, or variation of, J.P.
Morgan’s services contemplated by this Agreement including the scope or details of the services (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the other party, specifying in as much detail as is reasonably practicable the nature of the Change.
(b)
Promptly following the receipt of a Change Request, the parties shall agree whether to implement the Change Request, whether implementation of the Change Request should result in a modification of the fees contemplated by Section 4.1, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request.

(c)
If a change to Applicable Law requires a Change, the parties shall follow the processes set forth in this Section to initiate a Change Request. If the change in Applicable Law results in a Change or an increase in J.P. Morgan’s costs or risk associated with provision of its services contemplated by this Agreement, J.P. Morgan shall be entitled to an appropriate increase in the fees contemplated by Section 4.1 with the amount of such increase to be agreed in writing between the parties. J.P. Morgan shall bear its own costs with respect to implementing a Change Request based upon a change in Applicable Law except that:

(i)
J.P. Morgan shall be entitled to charge the Customer reasonable expenses for any Changes to software that has been developed or customized solely for the Customer, with such charges to be agreed in writing between the parties; and

(ii)
J.P. Morgan shall be entitled to charge the Customer reasonable expenses for any Changes required as a result of the change in Applicable Law affecting the Customer in a materially different way than it affects J.P. Morgan’s other customers, or which the Customer wishes J.P. Morgan to implement in a way different from what J.P. Morgan reasonably intends to implement for its other customers, with such charges to be agreed in writing between the parties.

(d)
If the parties agree to implement a Change, the parties shall agree in writing and/or document in an amendment to this Agreement (if appropriate), without unreasonable delay, such agreed Change including any applicable fees and changes to the scope of the services, service levels or any other terms of this Agreement.

2.18	Notice
Following a request from the Customer and subject to Applicable Law, J.P. Morgan must promptly provide or make available to the Customer such information as reasonably requested by the Customer regarding notices received by J.P. Morgan or a Subcustodian as the holder of a Financial Asset under this Agreement where it is practicable for J.P. Morgan to provide such information, as reasonably determined by J.P. Morgan. Such information may include without limitation a full copy of the notice received by J.P. Morgan or the Subcustodian (as applicable) as holder of Financial Assets under this Agreement, or an extract of such notice where it is not reasonably practicable for J.P. Morgan to provide the full notice to the Customer.
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2.19	Compliance With Securities And Exchange Commission ("SEC") Rule 17f-5 (“Rule 17f-5”).
(a)	Customer’s board of directors (or equivalent body) (hereinafter ‘Board’) hereby delegates to
J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended ("1940 Act")), including for the purposes of: (i) selecting Subcustodians to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Subcustodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).
(b)	In connection with the foregoing, J.P. Morgan shall:
(i) provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Subcustodians and of any material change in the arrangements with such Subcustodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Subcustodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Subcustodians);
(ii) exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;
(iii) in selecting a Subcustodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Subcustodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);
(iv) determine that the written contract with a Subcustodian requires that the Subcustodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.
(v) have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Subcustodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Subcustodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Subcustodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.
Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Subcustodians pursuant to a written contract deemed appropriate by J.P. Morgan.
(c)
J.P. Morgan shall use reasonable efforts for markets for which it is acting as Foreign Custody Manager to use as its Subcustodians entities that are Eligible Foreign Subcustodians. In cases where due to (i) Applicable Law in a market or (ii) market practice or market conditions it is not practicable to have the subcustody services performed by an Eligible Foreign Custodian,

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J.P. Morgan shall promptly advise the Customer of the circumstances, including any mitigants that may support a conclusion that the arrangement may nevertheless comply with rule 17f-5.
(d)
Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(e)
J.P. Morgan represents to Customer that it is a U.S. Bank as defined in rule 17f-5(a)(7). Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its Board has determined that it is reasonable to rely on

J.P. Morgan to perform as Customer’s Foreign Custody Manager, and (ii) its Board or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.
(f)
J.P. Morgan shall provide to Customer such information relating to Country Risk as is specified in Annex C hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

2.20	Compliance with SEC Rule 17f-7 ("rule 17f-7").
(a)
J.P. Morgan shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s foreign Financial Assets with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets at such Eligible Securities Depository) and at which any foreign Financial Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at J.P. Morgan’s Website Portal. In connection with the foregoing, (i) Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets held and hereby covenants that it will not issue any Instructions to J.P. Morgan to hold its foreign Financial Assets at such Eligible Securities Depositories, (ii) Customer hereby waives, and releases J.P. Morgan from, any liability that J.P Morgan may incur to Customer in connection with any Instructions delivered to
J.P. Morgan in contravention of such notification and (iii) Customer shall be solely liable for any Instructions delivered to J.P. Morgan in contravention of such notification. J.P. Morgan shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.
(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.20(a) above.
(c)
A list of the Securities Depositories that are used through J.P. Morgan’s network shall be made available to the Customer via J.P. Morgan’s Website Portal. In the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each Securities Depository included on the aforementioned list and shall promptly advise Customer if any Securities Depository

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ceases to be eligible. J.P. Morgan may modify the list of Securities Depositories from time to time upon notice to the Customer.

3.	INSTRUCTIONS
3.1	Acting on Instructions; Method of Instruction and Unclear Instructions
(a)
The Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry, subject to those inquiries specified in the definition of “Instruction” in Section 1.2 of this Agreement, and J.P. Morgan will act upon any Instructions of the Customer in accordance with this Agreement. The Customer is solely responsible for the accuracy and completeness of Instructions, their proper delivery to J.P. Morgan, for updating Instructions as may be necessary to ensure their continued accuracy and completeness, and for monitoring their status. J.P. Morgan will not be responsible for any Liabilities resulting from the Customer’s failure to perform these responsibilities. The Customer will indemnify J.P. Morgan in accordance with Section 7.1(c) for Liabilities asserted against J.P. Morgan or that

J.P. Morgan incurs as a result of any action or omission taken by J.P. Morgan in accordance with any Instruction, subject to the limitations in that Section 7.1(c).
(b)
To the extent possible, Instructions to J.P. Morgan shall be sent via an encrypted, electronic means using technology consistent with industry standards, or a trade information system acceptable to J.P. Morgan.

(c)
J.P. Morgan shall promptly notify the Customer if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction and shall promptly seek to clarify the Instruction with the Customer. J.P. Morgan may decline to act upon an Instruction if it does not receive missing information, clarification or confirmation satisfactory to it (acting reasonably) and will promptly notify the Customer if it is declining to act upon an Instruction. Subject to J.P. Morgan acting in accordance with its standard of care in Section 7.1(a), J.P. Morgan will not be liable for any Liabilities arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive such missing information, clarification, or confirmation satisfactory to it (acting reasonably).

3.2	Verification and Security Procedures
(a)	J.P. Morgan and the Customer shall comply with any applicable Security Procedures to permit
J.P. Morgan to verify the authenticity of Instructions.
(b)
The Customer acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, Instructions. The Customer shall promptly notify J.P. Morgan if it does not believe that any relevant Security Procedure is commercially reasonable, and its adherence to any Security Procedure without objection constitutes its agreement that it has determined the Security Procedure to be commercially reasonable.

(c)
The Customer and its Authorized Persons are solely responsible for ensuring that the User Codes are reasonably safeguarded and known to and used by only the respective Authorized Persons to whom such User Codes apply. If (i) the User Codes are (or the Customer or its relevant Authorized Person reasonably suspects that the User Codes may be) lost, stolen, damaged, altered, unduly disclosed, known in a manner inconsistent with its purposes or compromised, (ii) the Customer’s or any Authorized Persons’ access to J.P. Morgan’s systems, applications or products, or any third party messaging platform through which the Instructions are transmitted, is revoked or suspended, or (iii) the Customer or an Authorized Person
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reasonably suspects any technical or security failure relating to any systems, applications or products of J.P. Morgan or any third party messaging platform through which the Instructions are transmitted, the Customer shall immediately cease using such system, application, product or platform and promptly notify J.P. Morgan.

3.3	Instructions Contrary to Law/Market Practice
J.P. Morgan need not act upon Instructions that it reasonably believes are contrary to law, regulation or market practice and will not be responsible for any Liabilities resulting from not acting upon such Instruction. J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event that J.P. Morgan does not act upon such Instructions,
J.P. Morgan will promptly notify the Customer except where prohibited by Applicable Law.

3.4	Cut-Off Times
(a)	J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to the Customer in the Website Portal or through other written means (“Cut-off Times”).
(b)
If J.P. Morgan receives an Instruction after the relevant Cut-off Time, J.P. Morgan will use reasonable endeavours to act upon the Instruction on the day requested only if J.P. Morgan deems it practicable to do so and, failing that, will (as applicable) review, process and act upon the Instruction as soon as practicable on the business day following the day on which the Instruction was received.

(c)	J.P. Morgan may revise the Cut-off Times in its discretion and will promptly provide the Customer written notice of the new Cut-off Times prior to any such change taking effect.

3.5	Electronic Access and Cybersecurity
(a)	Access by the Customer to certain systems, applications or products of J.P. Morgan shall be governed by this Agreement and the terms and conditions set forth in Annex A Electronic Access.
(b)	The Customer and its Authorized Persons shall use User Codes to access J.P. Morgan’s systems, applications or products unless otherwise agreed by J.P. Morgan.
(c)
Each of the Customer and J.P. Morgan will maintain written cybersecurity policies and procedures which implement commercially reasonable administrative, technical, and physical safeguards that are aligned with industry security standards and that, among other things, protect against anticipated threats or hazards to the security or integrity of their respective systems and data. J.P. Morgan may in its discretion provide training or information on best practices to the Customer from time to time but in so doing it will not be considered a consultant or advisor with respect to cybersecurity.

(d)	Each of the Customer and J.P. Morgan will be responsible for the obtaining, proper functioning, maintenance and security of its own services, software, connectivity and other equipment.

3.6	Recording of Telephone Communications
Subject to Applicable Laws, either party may record any of their telephone communications.
Global Custody Agreement - New York - General - January 2022

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN
4.1	Fees and Expenses
(a)
The Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon by the parties in writing from time to time, together with J.P. Morgan's reasonable and properly incurred out-of-pocket expenses or incidental expenses, including, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers or their agents. Invoices will be payable within thirty (30) days of the date the invoice is received by the Customer, and J.P. Morgan will present invoices for fees to the Customer monthly in arrears.If the Customer disputes an invoice, it shall nevertheless pay, on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan may deduct amounts invoiced from the Cash Account except such portion of the invoice that the Customer has objected to within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing). Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate. Unless expressly specified in this Agreement, any price or cost that J.P. Morgan may charge as the Customer’s counterparty in the event J.P. Morgan enters into a principal transaction with the Customer are not treated as fees which must be agreed under this Agreement.
(b)	All fees payable under this Agreement are exclusive of any tax (including but not limited to withholding, value-added, sales, business, stamp duty or other similar taxes and charges, collectively “Taxes”) and shall be paid free of withholding or any deductions.

4.2	Overdrafts
If a debit to any currency in the Cash Account results or would result in a debit balance, then
J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will (A) be deemed a loan to the Customer, payable either on demand or automatically upon the occurrence of any event with respect to the Customer that is specified in either Section 9.2(a)(ii) of this Agreement or Section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time and (B) constitutes a Liability hereunder and is secured by the security interest granted in accordance with Section 4.3 (a) of this Agreement. Any such advance will bear interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or refusal to settle any transaction for which the Customer does not have sufficient available funds in the applicable currency in the Account. The Customer acknowledges that any advance made under this Agreement is intended to be treated as a “securities contract” for purposes of the U.S. Bankruptcy Code to the maximum extent permitted by that Code, as amended from time to time. On reasonable request, J.P. Morgan shall provide to the Customer the latest available and current applicable rate charged for overdrafts as well as, where applicable, the terms on which J.P. Morgan makes overdrafts available. Such rates are subject to change at J.P. Morgan’s sole discretion without prior notice to the Customer.
Global Custody Agreement - New York - General - January 2022

4.3	J.P. Morgan’s Right Over Account Assets; Set-off
(a)
Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan shall have, and the Customer grants to J.P. Morgan, a first priority, perfected and continuing security interest in and a lien on all cash, Financial Assets and any other property of every kind that are credited to the Account or otherwise held for the Customer by J.P. Morgan pursuant to this Agreement or any other custody, deposit or escrow agreement between Customer and J.P.

Morgan (“Account Assets”) as security for any and all Liabilities of the Customer to J.P. Morgan arising under this Agreement. J.P. Morgan will be entitled to all rights and remedies available to a secured party under Applicable Law with respect to the Account Assets, including, without notice to the Customer, withholding delivery of such Account Assets, selling or otherwise realizing any of such Account Assets and applying the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at a foreign exchange rate determined by J.P. Morgan in its sole discretion for the sale and purchase of the relevant currencies.
(b)
Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any Liabilities of the Customer owed to J.P. Morgan under this Agreement, any amount in any currency standing to the credit of any of the Customer’s Accounts or any other accounts established pustuant to any other custody, deposit or escrow agreement between Customer and J.P. Morgan. For this purpose, J.P. Morgan shall be entitled to effect such currency conversions as may be necessary at foreign exchange rates determined by J.P. Morgan in its sole discretion for the sale and purchase of the relevant currencies.

5.	SUBCUSTODIANS AND SECURITIES DEPOSITORIES
5.1	Appointment of Subcustodians; Use of Securities Depositories
(a)
J.P. Morgan is authorized under this Agreement to act through and hold the Customer's Financial Assets with Subcustodians. J.P. Morgan will make available on its Website Portal a list of Subcustodians. J.P. Morgan may modify the list of Subcustodians from time to time upon notice to the Customer in accordance with paragraph (e). In addition, J.P. Morgan and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in any Securities Depository on such terms as such Securities Depository customarily operates, and the Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository. On the basis of such terms, a Securities Depository may have a security interest or lien over, or right of set-off in relation to the Financial Assets.

(b)
Any agreement that J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers' assets will provide (i) that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and (ii) that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration, unless in each case required otherwise by Applicable Law in the relevant market.

(c)	J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against the Customer’s assets.
Global Custody Agreement - New York - General - January 2022

(d)
Where a Subcustodian deposits Financial Assets with a Securities Depository, J.P. Morgan will direct the Subcustodian to identify on its records that the Financial Assets deposited by the Subcustodian at such Securities Depository belong to J.P. Morgan, as agent of the Customer.

(e)	J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan shall notify Customer promptly of any such action, which will be advance notice if practicable.

5.2	Liability for Subcustodians, Nominees and Securities Depositories
(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for, and shall indemnify the Customer against, direct Liabilities that may be imposed on or incurred by the Customer that result from:
(i)
the negligence (based on the level of skill and care of a reasonably skilled and professional custodian in the relevant market and taking into consideration the standards prevailing in the relevant market), fraud or willful default of such Subcustodian in the provision of custodial, settlement, asset servicing and other associated services by it; or

(ii)	the insolvency of any Affiliated Subcustodian Bank.
(b)
J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of Subcustodians. Subject to J.P. Morgan’s duty in the foregoing sentence and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by the Customer that result from the insolvency of any Subcustodian which is not a branch of J.P. Morgan or an Affiliated Subcustodian Bank.

(c)	If Assets are held by a nominee which is a Related Body Corporate of J.P. Morgan (“Nominee”),
J.P. Morgan is liable to the Customer in respect of the Nominee in the same manner and to the same extent J.P. Morgan is liable to the Customer pursuant to Section 7.1.
(d)
J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any Liabilities arising out of any act or omission by (or the insolvency of) any Securities Depository. In the event the Customer incurs any Liabilities due to an act or omission, negligence, willful default, fraud or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

6.	ADDITIONAL PROVISIONS
6.1	Representations of the Customer and J.P. Morgan
(a)
The Customer represents, warrants and covenants that (i) it has full authority and power, and has obtained all necessary authorizations and consents (including from the Customer’s underlying clients, if applicable), to deposit and control the Account Assets, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, to incur overdrafts, to grant a lien over Account Assets as contemplated by Section 4.3 and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this

Agreement is the Customer’s legal, valid and binding obligation, enforceable against the Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) there is no material administrative, civil or criminal proceeding pending or, to the knowledge of the
Global Custody Agreement - New York - General - January 2022

Customer, threatened against the Customer; (iv) except for the J.P. Morgan representations explicitly set forth in this Agreement, it has not relied on any representation made by J.P. Morgan or any person on its behalf, (v) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (vi) the Financial Assets and cash deposited in the Accounts (other than those assets (A) pledged to a Counterparty pursuant to Section 2.1(c) or
(B) held in Accounts established pursuant to certain account control agreements among the Customer, J.P. Morgan and secured party named therein, (A) and (B) collectively referred to as “Control Account Assets”) are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities of the Customer under or in connection with this Agreement are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash (other than Control Account Assets); (vii) no delivery of Account Assets by the Customer to J.P. Morgan and no Instruction by the Customer or its Authorized Persons with respect to such Account Assets will contravene Applicable Law;
(viii) none of the Account Assets to be held under this Agreement are “plan assets” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder except as otherwise expressly notified to J.P. Morgan; and (ix) it has and will comply with all Applicable Laws, including but not limited to, laws relating to the prevention and prosecution of money laundering and terrorist financing.
J.P. Morgan may rely upon the representations in this Section 6.1(a) and the Customer shall indemnify J.P. Morgan against Liabilities arising from any such representations in accordance with Section 7.1(c) and subject to the limitations in that Section.
(b)
J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by the Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, and (iii) that in respect of the provision of services under this Agreement it shall establish and maintain security measures, including utilizing malware protection mechanisms to detect and/or prevent against malware threats consistent with the standard of care in Section 7.1(a).

6.2	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person
If the Customer is acting as an agent or for another person as contemplated by Section 2.1(a) in respect of any transaction, cash or Financial Asset, J.P. Morgan nevertheless will treat the Customer as its principal for all purposes under this Agreement. In this regard, the Customer will be liable in accordance with this Agreement to J.P. Morgan as a principal in respect of any Liabilities arising out of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against the Customer's principal or the other person envisaged by Section 2.1(a).

6.3	Special Settlement Services
J.P. Morgan may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Financial Assets, cash, foreign exchange, and other instruments or contracts. Such services will be on such terms as agreed by the parties from time to time.
Global Custody Agreement - New York - General - January 2022

6.4	The Customer to Provide Certain Information to J.P. Morgan
The Customer shall promptly provide to J.P. Morgan upon request such information about the Customer and its financial status as J.P. Morgan may reasonably request, including its current organizational documents and its current publicly available audited financial statements.

6.5	Information Concerning Deposits Held by J.P. Morgan in the U.S.
(a)
If the Customer’s Account is eligible for “pass through” deposit insurance from the Federal Deposit Insurance Corporation (the “FDIC”) as set forth in the Federal Deposit Insurance Act and 12 CFR § 330, then the Customer acknowledges and agrees that if J.P. Morgan becomes insolvent or enters into receivership (hereinafter a “Bank Receivership”), the Customer will: (i) cooperate fully with J.P. Morgan and the FDIC in connection with determining the insured status of funds in each Account, and (ii) provide the FDIC with the information that identifies each beneficial owner and its interest in the funds in each such Account within 24 hours of the Bank Receivership, unless it falls within one of the enumerated exceptions in 12 CFR 370.5(b). The information described in (ii) must be sent to J.P. Morgan in the format specified by the FDIC (see: www.fdic.gov/regulations/resources/recordkeeping/index.html). J.P. Morgan shall provide to Customer an opportunity to validate its capability to deliver the information described in (ii) in the format specified by the FDIC so that a timely calculation of deposit insurance coverage for the Account can be completed.

(b)
The Customer further acknowledges and agrees that following a Bank Receivership: (i) a hold will be placed on each Account once a receiver of J.P. Morgan is appointed so that the FDIC can conduct the deposit insurance determination and such hold will not be released until the FDIC obtains the necessary data to enable the FDIC to calculate the deposit insurance coverage for each Account; (ii) its failure to provide the necessary data to the FDIC may result in a delay in receipt of insured funds and legal claims against the Customer from the beneficial owners of the funds in the applicable Account; and (iii) failure to provide the data the FDIC requires may result in the applicable Account being frozen until the information is received, delaying receipt of FDIC insurance proceeds.

(c)
Notwithstanding any other provisions in this Agreement, this section survives after the FDIC is appointed as J.P. Morgan’s receiver, and the FDIC is considered a third party beneficiary of this section.

6.6	Information Concerning Deposits at J.P. Morgan’s Non-U.S. Branches
(a)
Under U.S. federal law, deposit accounts that the Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than

U.S. deposits, and such foreign deposits are subject to cross-border risks.
(b)
J.P. Morgan’s London Branch is a participant in the UK Financial Services Compensation Scheme (the "FSCS"), and the following terms apply to the extent any amount standing to the credit of the Cash Account is deposited in one or more deposit accounts at J.P. Morgan’s London Branch. The terms of the FSCS offer protection in connection with deposits to certain types of claimants to whom J.P. Morgan London Branch provides services in the event that they suffer a financial loss as a direct consequence of J.P. Morgan’s London Branch being unable to meet any of its obligations and, subject to the FSCS rules regarding eligible deposits, the Customer may have a right to claim compensation from the FSCS. Subject to the FSCS rules, the maximum compensation payable by the FSCS in relation to eligible deposits is as set out in the relevant information sheet which is available online as referenced below. For the purposes of

Global Custody Agreement - New York - General - January 2022

establishing such maximum compensation, all the Customer’s eligible deposits at J.P. Morgan London Branch are aggregated and the total is subject to such maximum compensation.
For further information about the compensation provided by the FSCS, refer to the FSCS website at www.FSCS.org.uk. Further information is also available online at http://www.jpmorgan.com/pages/deposit-guarantee-scheme-directive.
(c)	The Customer acknowledges and accepts that deposit accounts maintained under this
Agreement at J.P. Morgan’s London Branch are intended to be used solely for purposes relating to the investment and asset servicing services contemplated by this Agreement, and the Customer agrees that it will not give Instructions to J.P. Morgan to process payment transactions relating to those deposit accounts for any other purposes.

6.7	Insurance
The Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Customer. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to the Customer upon written request with such summary to include the scope of coverage of the insurance and the amount insured.

6.8	Security Holding Disclosure
With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Securities positions of the Customer in response to shareholder communications requests regarding the Account.

6.9	Regulatory Disclosure; Certain Information of the Customer
(a)
Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Customer acknowledges that Section 326 of the USA PATRIOT Act and

J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm the Customer’s identity, including, without limitation, the Customer’s name, address and organizational documents (“identifying information”). The Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by J.P. Morgan.
(b)
The European Union’s Central Securities Depositories Regulation requires that J.P. Morgan offer the Customer the choice of maintaining Financial Assets held through certain Securities Depositories in which J.P. Morgan is a direct participant in omnibus or segregated accounts. As of the date of this Agreement, this choice is available with respect to the Customer’s Financial Assets held at Euroclear and Clearstream. Information on the Securities Depositories to which this choice is subject and the costs and risks associated with each option is available at https://www.jpmorgan.com/country/US/EN/disclosures. In the absence of Instructions from the Customer to the contrary, its Financial Assets held in these Securities Depositories will be held in omnibus accounts.

(c)
The Customer hereby acknowledges that J.P. Morgan is obliged to comply with AML/Sanctions Requirements and that J.P. Morgan shall not be liable for any action it or any J.P. Morgan Affiliate reasonably takes to comply with any AML/Sanctions Requirements, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. The Customer shall cooperate with J.P.

Global Custody Agreement - New York - General - January 2022

Morgan’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Customer agrees that (i) J.P. Morgan may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements, such review to be completed within a reasonable period of time and (ii)
Customer’s utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to J.P. Morgan’s discretion. Furthermore, J.P. Morgan shall not be obliged to hold any “penny stock” (or other Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other Financial Asset.“Penny stocks” include securities that meet certain minimum requirements relating to market capitalisation thresholds and excludes securities traded on a national U.S. stock exchange. For the purposes of this section, “Beneficial Owner” means any person, other than the Customer, who has a direct or indirect beneficial ownership interest in any assets held in any of the Accounts.

6.10	Confidentiality
(a)
Subject to the terms of this Section 6.10, J.P. Morgan will hold all Confidential Information in confidence and will not disclose any of the Confidential Information to any third parties, including without limitation, J.P. Morgan Affiliates, for purposes other than as set forth in this Agreement, except where it is required to do so by Applicable Law or has received express prior written consent of the Customer.

(b)
The Customer authorizes J.P. Morgan to use Confidential Information (i) in connection with the provision of services to or administration of the relationship with the Customer, (ii) for any operational, credit or risk management purposes, (iii) for due diligence, verification or sanctions screening purposes or (iv) for the prevention or investigation of crime, fraud or any malpractice, including the prevention of terrorism, money laundering and corruption as well as for tax reporting.

(c)	The Customer authorizes J.P. Morgan to disclose Confidential Information on a strict need-to- know basis only to:
(i)
any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, central counterparty, trading venue, broker, proxy solicitor, issuer, or any other person required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	its and any J.P. Morgan Affiliate’s professional advisors, auditors and public accountants;
(iii)	its branches and any J.P. Morgan Affiliate; and
(iv)	any revenue authority or any governmental entity but only to the extent required to process any tax claims.
(d)	If any disclosure is compelled by a court or other competent authority under Applicable Law,
J.P. Morgan shall make reasonable efforts to, where permitted by Applicable Law, notify the Customer of such disclosure request. J.P. Morgan may disclose any of the Confidential Information to any bank regulatory authority having jurisdiction over J.P. Morgan upon the request of the bank regulatory authority and shall, to the extent practicable and permitted by Applicable Law, notify the Customer of such disclosures; provided that, notwithstanding anything to the contrary in the foregoing, J.P. Morgan will have no obligation to notify the Customer of requests or disclosures made pursuant to routine, regular exams or investigations, or routine, regular requests for information from a bank regulatory authority having jurisdiction over J.P.
Global Custody Agreement - New York - General - January 2022

Morgan. Disclosures described in the previous sentence shall not be a violation of this Section 6.10.
(e)
Subject to Section 6.10(f), J.P. Morgan shall, upon the Customer’s request at expiration or termination of the Agreement, cease using the Confidential Information and return, delete or destroy or otherwise put beyond use the Confidential Information which J.P. Morgan has in its systems or otherwise in its possession or under its control.

(f)
Notwithstanding the foregoing, J.P. Morgan shall be permitted to retain copies of the Confidential Information of the Customer as is required by Applicable Law. Furthermore, J.P. Morgan shall not be required to expunge Confidential Information of the Customer that may be contained in archives, tapes or other materials retained pursuant to regular record keeping policies or as may be required by law or regulation.

6.11	Intellectual Property
This Agreement does not assign and each party owns and retains any Intellectual Property Rights existing as of the date of this Agreement, including any enhancements or improvements developed, created or otherwise made thereto provided that any such enhancements or improvements do not comprise Confidential Information or Intellectual Property Rights of the other party (the “Pre-Existing IPR”), and neither party may assert ownership of all or any part of the other party’s Pre-Existing IPR under this Agreement.

6.12	Use of Parties’ Names
The parties agree not to use (or permit the use of) the other party’s name, the name of affiliates of the other party, or any trade name, trade mark, trade device, service mark, symbol mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party or their affiliates, in any document, advertising, publication or publicity material, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of the other party (which consent shall not be unreasonably withheld), provided that no prior consent is needed if: (A) the document merely states that
J.P. Morgan is acting as custodian to the Customer, or (B) such statement is if required by Applicable Law, for the purpose of providing or receiving the services contemplated by this Agreement, or in internal materials only (and not external materials to third parties) required by that party to conduct its business. The parties also agree not to represent directly or indirectly that any product or any service provided by that party has been approved or endorsed by the other party or by any officer or employee of the other party.

7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER
7.1	Standard of Care; Liability
(a)	J.P. Morgan will perform the services with the level of skill and care which would be expected from a reasonably skilled and professional global custodian.
(b)
J.P. Morgan will only be liable for the Customer’s direct Liabilities and only to the extent (i) they result from J.P. Morgan’s material breach of this Agreement, or J.P. Morgan’s fraud, negligence or willful default in performing its duties as set out in this Agreement or (ii) provided in Sections 5.2 or 10.3. Under no circumstances will J.P. Morgan be liable for (i) any loss of profits (whether direct or indirect) or (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable, and regardless of the type of action in which such a claim may be brought, with respect to the

Accounts, J.P. Morgan’s performance or non-performance under this Agreement, or J.P. Morgan’s role as custodian or banker.
Global Custody Agreement - New York - General - January 2022

(c)
Subject to Sections 7.1(f) and 7.1(g), the Customer will indemnify J.P. Morgan against, and hold J.P. Morgan harmless from, any Liabilities that may be imposed on or incurred by J.P. Morgan as a result of J.P. Morgan’s performance under this Agreement or J.P. Morgan’s, a nominee’s or a Subcustodian’s status as a holder of record of the Customer’s Financial Assets, provided that J.P. Morgan or the Subcustodian has not acted with negligence or engaged in fraud or willful default in connection with the Liabilities in question. Nevertheless, the Customer will not be obligated to indemnify J.P. Morgan under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2(a) or 10.3.

(d)
Subject to clause 7.1(b) and the limitations of liability provided in this Agreement, J.P. Morgan will indemnify the Customer against, and hold them harmless from, any direct Liabilities that may be imposed on or incurred by the Customer (i) as a result of J.P. Morgan’s material breach of this Agreement, or J.P. Morgan’s fraud, negligence or willful default in performing its duties as set out in this Agreement or (ii) to the extent J.P. Morgan has accepted liability for such Liabilities in Sections 5.2 or 10.3.

(e)
The Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) except as set out in Section 3.1(c), question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income on any Financial Asset other than as provided in Section 2.6(b); and (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Account Assets.

J.P. Morgan shall exercise reasonable care in receiving Financial Assets and cash but is not otherwise responsible or liable in any way for the genuineness or validity of any Security or instrument received, delivered or held by J.P. Morgan in physical form that appears to be genuine and valid. If J.P. Morgan becomes aware of any defect in title or forgery of any Financial Asset or cash, J.P. Morgan shall promptly notify the Customer.
(f)
Upon becoming aware of any event that will give rise to a Liability for which a party could seek indemnification under this Agreement (“Indemnified Party”), the Indemnified Party must take all commercially reasonable steps to mitigate such Liability, but the reasonable costs and expenses incurred by the Indemnified Party with respect to such mitigation shall be part of the indemnifiable Liability. The extent of the Indemnified Party 's compliance with this obligation will be taken into account in determining the amount of any compensation but the Indemnified Party 's failure to comply with this obligation of mitigation will not otherwise relieve the other party of liability in relation to the relevant matter. To the extent permitted by Applicable Law, the Indemnified Party must promptly notify the other party of the relevant claim, stating in reasonable detail the nature of the matter and the circumstances giving rise to the claim. Failure to do so, or delay in doing so, shall not affect the Indemnified Party’s rights under an indemnity except to the extent that the failure or delay prejudices the rights of the other party.

(g)
Under no circumstances will the Customer be liable for any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, regardless of the type of action in which such a claim may be brought. This Section 7.1(g) shall not apply in respect of any third party claim that may be made against J.P. Morgan as a result of J.P. Morgan’s performance under this Agreement, provided J.P. Morgan has not materially breached the Agreement or otherwise acted with negligence, willful default or fraud in respect of the circumstances giving rise to the third party claim.

Global Custody Agreement - New York - General - January 2022

7.2	Force Majeure

(a)
J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. J.P. Morgan will not be liable for any Liabilities of any nature that the Customer or any third party may suffer or incur caused by: an act of God; fire; flood; earthquakes or other disasters; civil or labor disturbance; war; terrorism; act of any Governmental Authority or other act or threat of any authority (de jure or de facto); nationalization; expropriation; legal constraint, fraud, theft or forgery (other than on the part of J.P. Morgan or its agents, delegates, subcontractors or Subcustodians); malfunction of equipment or software (except where such malfunction is primarily and directly attributed to

J.P. Morgan’s or its agents, delegates, subcontractors or Subcustodian’s negligence in maintaining the equipment or software); currency re-denominations; currency restrictions; failure of or the effect of rules or operations of any external funds transfer system, inability to obtain (or interruption of) external communication facilities; power failures; the non- availability of appropriate foreign exchange; or any other cause beyond the reasonable control of J.P. Morgan (collectively, “Force Majeure Event”) provided that a Force Majeure Event does not include circumstances where:
(i)
the default or delay could have been prevented by J.P. Morgan using commercially reasonable efforts to mitigate the impact of such default or delay and J.P. Morgan failed to take such steps (including, with respect to J.P. Morgan, the implementation of its business continuity plan and disaster recovery plan in a manner consistent with the standard of care in clause 7.1(a)); or

(ii)	the default or delay is primarily and directly attributable to J.P. Morgan’s or its Subcustodians, subcontractors, agents or delegates negligence, fraud or wilful default.
For the purposes of this clause 7.2, “agents, delegates or subcontractors” means such agents, delegates or subcontractors that J.P. Morgan appoints to provide services under this Agreement and does not include third party information providers or local agents as contemplated in clause 7.5.

(b)
In cases where an event resulting from Country Risk occurs in a particular market, any amounts credited by J.P Morgan to the Cash Account as a result of any transaction or Instruction (including but not limited to securities settlements, asset servicing (which may include payments), or foreign exchange transactions) in such market may be conditional and may be subject to reversal by J.P. Morgan.

(c)
Without limiting the generality of the foregoing, if an event resulting from Country Risk leads to restrictions on, or losses of, cash or cash equivalents held by J.P. Morgan or any Affiliated Subcustodian Bank in any market for the purposes of facilitating J.P. Morgan’s global custody business, J.P. Morgan may in its sole discretion apply the impact of those restrictions or losses to the relevant currency held in the Customer’s Cash Accounts in a proportional manner as J.P. Morgan may reasonably determine.

7.3	J.P. Morgan May Consult With Counsel
J.P. Morgan will be entitled to rely on, and may act upon the advice of reputable professional advisors (which may be the professional advisors of the Customer) in relation to matters of law, regulation or market practice.
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7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result
The Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that:
(a) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may have a material interest in transactions entered into by the Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or J.P. Morgan Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issuance of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of the Customer. J.P. Morgan is not under any duty to disclose any such information to the Customer.

7.5	Ancillary Services
J.P. Morgan and its Subcustodians may use third party providers of information regarding matters such as pricing, proxy voting, corporate actions and settled securities litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities. Although J.P. Morgan will use reasonable care (and cause its Subcustodians to use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by those third party providers and local agents.

8.	TAXATION
8.1	Tax Obligations
(a)	Subject to Section 8.1(d) the Customer will pay or reimburse J.P. Morgan and confirms that
J.P. Morgan is authorized to deduct from any cash received or credited to the relevant Cash Account, any taxes or levies required by any revenue or Governmental Authority for whatever reason in respect of the Customer's Accounts.
(b)
The Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. The Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or responsibility for any Liabilities (including any taxes, penalties, interest or additions to tax, whether payable or paid) that result from (i) the inaccurate completion of documents by the Customer or any third party; (ii) the provision to J.P. Morgan or a third party of inaccurate or misleading information by the Customer or any third party; (iii) the withholding of material information by the Customer or any third party; or (iv) any delay by any revenue authority or any other cause beyond J.P.

Morgan’s control.
(c)
Having notified the Customer of, and having provided the Customer with a reasonable period of time in the circumstances to provide, any required, outstanding or expiring tax documentation, if J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, tax shall be deducted from all income received in respect of the Financial Assets issued or a Cash Account (including, but not limited to,

Global Custody Agreement - New York - General - January 2022

withholding under United States Foreign Account Tax Compliance Act, United States non- resident alien tax and/or backup withholding tax, as applicable).
(d)
The Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due to the extent resulting from J.P. Morgan’s, or a Subcustodian’s, negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services
(a)
Subject to the provisions of this Section 8.2, J.P. Morgan will provide (i) a “relief at source” service to obtain a reduction of withholding tax withheld as may be available in the applicable market in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available to the Customer and/or (ii) a tax reclaim service on certain qualifying Financial Assets. J.P. Morgan may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

(b)
The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from the Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Securities Account and/or the payment of income.

(c)
J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to the Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2,

J.P. Morgan will have no responsibility with regard to the Customer’s tax position or status in any jurisdiction.

9.	TERMINATION
9.1	Term and Termination for Convenience
(a)
The initial term of this Agreement commences on the date of this Agreement and shall be for a period of three (3) years following the Service Commencement Date (“Initial Term”). Following the Initial Term, the Agreement shall continue unless and until it is terminated in accordance with this Section 9.

(b)
Following the Initial Term, Customer may terminate this Agreement by giving not less than sixty (60) days' prior written notice to J.P. Morgan and J.P. Morgan may terminate this Agreement on two hundred and seventy (270) days’ prior written notice to the Customer.

(c)
Except for termination under the circumstances set forth in Section 9.2(a), the Customer may terminate this Agreement at any time during the Initial Term by giving not less than sixty (60) days’ prior written notice to J.P. Morgan, subject to payment of a termination fee where the termination occurs within the first three (3) years of the Service Commencement Date. The termination fee will be an amount equal to six (6) times the average monthly fees paid during the six (6) month period prior to the Customer’s notice of termination, or since the Service Commencement Date if such period is less than six (6) months.

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9.2	Other Grounds for Termination
(a)	Either party may terminate this Agreement immediately on written notice to the other party upon the occurrence of any of the following:
(i)
the other party commits a material breach of this Agreement and fails to remedy such breach (if capable of remedy) within thirty (30) days of the party in breach being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach; or

(ii)
the other party (A) admits in writing its inability or is generally unable to pay its debts as they become due; (B) institutes, consents to or is otherwise subject to the institution of any proceeding under title 11 of the United States Code, as in effect from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, composition with creditors, wind-down, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect and affecting the rights of creditors, generally; (C) is subject to an involuntary order for the transfer of all or part of its business by a statutory authority; (D) has any of its issued shares suspended from trading on any exchange on which they are listed (if applicable), or (E) is the subject of a measure similar to any of the foregoing; or

(iii)	a relevant regulator withdrawing a relevant license from either party.
The Customer will not be liable to pay an early termination fee under Section 9.1(c) if the Customer terminates this Agreement under this Section 9.2(a).
(b)
J.P. Morgan may terminate this Agreement upon prior written notice to the Customer in the event that J.P. Morgan reasonably determines that servicing the Customer raises reputation or regulatory concerns.

9.3	Exit Procedure
(a)
On termination of this Agreement, J.P. Morgan will transfer the Financial Assets and cash of the Customer to the Customer, or as the Customer directs, within a reasonable period, subject to the payment by the Customer of any outstanding fees and charges owing to J.P. Morgan and any reasonable costs of the transfer. If the Customer fails to provide such details of the persons to whom J.P. Morgan must deliver the Financial Assets and cash in a timely manner,

J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Account Assets to a successor custodian.
(b)
J.P. Morgan will in any event be entitled to deduct any amounts owing to it from the Cash Account prior to delivery of the Account Assets. In the event that insufficient funds are available in the Cash Account, the Customer agrees that J.P. Morgan may, in such manner and, at such time or times as J.P. Morgan in its sole discretion sees fit, liquidate any Financial Assets in the Securities Account that J.P. Morgan, in its sole discretion, may select in order to deduct such amount from the proceeds.

(c)	The Customer will reimburse J.P. Morgan promptly for all reasonable out-of-pocket expenses it incurs in delivering Financial Assets upon termination.
(d)	Upon termination, the Customer will provide J.P. Morgan with contact information and payment instructions for any matters arising after termination.
(e)	Termination will not affect any of the Liabilities either party owes to the other party arising under this Agreement prior to such termination.
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10.	FURTHER LEGAL, REGULATORY AND OTHER MATTERS
10.1	Privacy
J.P. Morgan or J.P. Morgan Affiliates may, in connection with this Agreement, process information about the Customer, the Customer’s directors, officers and employees and its affiliates and agents which may constitute personal data as defined under relevant Data Protection Laws (“Personal Data”). Where J.P. Morgan or a J.P. Morgan Affiliate is required to process Personal Data, J.P. Morgan will ensure that it does so, and will procure that J.P. Morgan Affiliates do so, in accordance with all applicable requirements under applicable Data Protection Laws and all applicable requirements under this Agreement. For further details of how J.P. Morgan and J.P. Morgan Affiliates process personal data, please see: www.jpmorgan.com/privacy, which may be updated from time to time. “Data Protection Laws” means laws applicable to J.P. Morgan’s or J.P. Morgan Affiliates’ collection, use, disclosure, sharing, transfer, storage, destruction, or other processing of Personal Data in the country in which J.P. Morgan or the relevant J.P. Morgan Affiliate is located.

10.2	Reporting of Breaches
J.P. Morgan must notify the Customer of any breach of this Agreement (other than breaches of Section 3.5(e), 6.10 and 10.1) within 24 hours of J.P. Morgan determining that such breach has occurred. J.P. Morgan must act reasonably and without undue delay in making determinations as to whether a breach of the Agreement has occurred for the purposes of this Section
10.2. This Section 10.2 shall not apply to breaches of Sections 3.5(e), 6.10 and 10.1 .

10.3	Appointment of agents and delegates
J.P. Morgan may delegate to a reputable agent any of its functions under this Agreement. However J.P. Morgan will, subject to the terms of this Agreement including without limitation Sections 5.2 and 7.5, remain responsible and be liable for any such agent or delegate in accordance with Section 7.1(b), as if the acts and omission of any such agent or delegate were the acts or omissions of J.P. Morgan.

11.	MISCELLANEOUS
11.1	Notice
(a)
Unless the Customer and J.P. Morgan have agreed otherwise, J.P. Morgan may, subject to Applicable Law, provide any notice to Customer required under this Agreement, other than a notice pursuant to Section 9, by either posting it on J.P. Morgan’s website or portal or, at its option, by other reasonable means.

(b)
Notices pursuant to Section 9 shall be sent or served by registered mail, nationally recognized delivery service, courier service or hand delivery to the address of the respective party as set out on the first page of this Agreement, unless at least two (2) days’ prior written notice of a new address is given to the other party in writing.

11.2	Successors and Assigns
This Agreement will be binding on each of the parties' successors and assigns. The parties agree that neither party can assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in the Agreement, in the event J.P. Morgan becomes subject to a resolution proceeding under the
Global Custody Agreement - New York - General - January 2022

Federal Deposit Insurance Act (12 U.S.C. 1811–1835a) or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381–5394) and regulations promulgated under those statutes (each, a “U.S. Special Resolution Regime”) the transfer of this Agreement (and any interest and obligation in or under, and any property securing, the Agreement) from J.P. Morgan will be effective to the extent effective under the U.S. Special Resolution Regime.

11.3	Entire Agreement and Amendments
This Agreement, including any Schedules, Exhibits, Annexes and Riders, any separate agreement which J.P. Morgan and the Customer may enter into in writing with respect to any Cash Account or this Agreement, sets out the entire agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written.
Amendments to this Agreement must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

11.4	Governing Law and Jurisdiction
This Agreement will be construed, regulated and administered under the laws of the United States or the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to statutory prejudgment interest and a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Customer shall not claim, and it hereby irrevocably waives, such immunity.

11.5	Severability; Waiver; and Survival.
(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Agreement shall survive its termination.
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11.6	Counterparts
This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

11.7	No Third Party Beneficiaries
Except as expressly provided herein, a person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

11.8	Compliance with law
(a)
J.P. Morgan will comply with all Applicable Laws applicable to it in the provision of services contemplated by this Agreement, including all applicable anti-bribery and corruption laws and regulations.

(b)
J.P. Morgan will, subject to its applicable internal policies, provide the Customer with such information and assistance as may be reasonably requested by the Customer from time to time in order to enable the Customer to comply with its due diligence, reporting and statement making obligations under applicable modern slavery laws.

12.	RECORD RETENTION REQUIREMENTS
(a)
J.P. Morgan agrees to keep such documentary records as are required to be maintained by J.P. Morgan under this Agreement and under Applicable Laws applicable to J.P. Morgan as a service provider under this Agreement.

(b)
Where Customer reasonably requests access to its documentary records, J.P. Morgan agrees to provide Customer and any Governmental Authority, including the Securities and Exchange Commission, with such reasonable access. This clause survives termination of this Agreement.

DELAWARE MANAGEMENT COMPANY MACQUARIE ETF TRUST for and
on behalf of each Customer listed
in Schedule 1 JPMORGAN CHASE BANK, N.A.

By: /s/ Michael Capuzzi      By:

Name: Title: Date:
Michael Capuzzi SVP
8/22/2023
Name: Title: Date:

Global Custody Agreement - New York - General - January 2022

ANNEX A Electronic Access

1.
J.P. Morgan may permit the Customer, and its Authorized Persons and other persons designated by the Customer or its Authorized Persons (collectively “Users”), to access certain electronic systems and applications (collectively, the “Products”) and to access or receive Data (as defined below) electronically in connection with the Agreement, including, without limitation the Website Portal. J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion.

J.P. Morgan will give the Customer prior written notice of its termination or suspension of access to the Products, including suspension or cancelation of any User Codes, but may do so immediately if J.P. Morgan determines, in its sole discretion and acting in good faith, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is known or suspected to be at risk. Access to the Products shall be subject to the Security Procedure.
2.
In consideration of the fees paid by the Customer to J.P. Morgan and subject to any applicable software license in relation to J.P. Morgan-owned or sublicensed software provided for a particular application and Applicable Law, J.P. Morgan grants to the Customer a non-exclusive, non-transferable, royalty-free, limited and revocable license to use the Products and the information and data made available through the Products or transferred electronically (the “Data”) for the Customer’s internal business use only. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by the Users, provided that such use shall be in accordance with the terms of the Agreement, including this Annex. The Customer will not disclose or distribute (and will cause the Users not to disclose or distribute) to any other party, or allow any other party to access, inspect or copy the Products or any Data, except as reasonably necessary in the course of Customer’s management or administration of the funds or accounts for which services are provided under this Agreement. The Customer acknowledges that elements of the Data, including prices, Corporate Action information, and reference data, may have been licensed by J.P. Morgan from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to J.P. Morgan. J.P. Morgan represents and warrants that in respect of the services provided by J.P. Morgan under this Agreement: (i) it has the right to furnish the Products and Data, such Product and Data do not and will not infringe any third party Intellectual Property Rights, and J.P. Morgan will provide the Products and Data hereunder free of all liens, claims, encumbrances and other restrictions; and (ii) Customer shall be entitled to use and enjoy the benefit of the Products and Data, subject to and in accordance with the terms of this Agreement.

3.
The Customer acknowledges that there are security, cyberfraud, corruption, transaction error and access availability risks associated with using open networks such as the internet to access and use the Products, and the Customer hereby expressly assumes such risks subject to J.P. Morgan’s obligations in relation to data security under this Agreement. The Customer is solely responsible for obtaining, maintaining and operating all systems, software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer and its Users to access and use the Products. All such software must be interoperable with J.P. Morgan’s software. Each of the Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

Global Custody Agreement - New York - General - January 2022

4.
In cases where J.P. Morgan’s website or the Products are unexpectedly down or otherwise unavailable, J.P. Morgan shall, promptly notify the Customer in writing and absent a Force Majeure Event, provide other appropriate means for the Customer or its Users to instruct J.P. Morgan or obtain reports from J.P. Morgan. J.P. Morgan shall not be liable for any Liabilities arising out of the Customer’s use of, access to or inability to use the Products in the absence of

J.P. Morgan’s gross negligence, fraud or willful misconduct.
5.
Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to, and will ensure that its Users are advised of and have consented to, such monitoring, tracking and recording, and J.P. Morgan’s right to disclose data derived from such activity in accordance with the Agreement, including this Annex. J.P. Morgan shall own all right, title and interest in the data reflecting the Customer usage of the Products or J.P. Morgan’s website (including general usage data and aggregated transaction data), provided that J.P. Morgan’s use of such data shall remain subject to its obligations of confidentiality set forth in this Agreement. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. The Customer hereby expressly consents, and will ensure that its Users are advised of and have consented to, J.P. Morgan’s collection, storage, use and transfer (including to or through jurisdictions that do not provide the same statutory protection as the originating jurisdictions(s)) of their personal data. Any personal data collected through, or in connection with, the Customer’s use of the Products shall be subject to J.P. Morgan’s Privacy Policy (available at: https://www.jpmorgan.com/global/privacy) and Cookies Policy (available at: https://www.jpmorgan.com/global/cookies), each as updated from time to time and incorporated herein by reference.
6.
J.P. Morgan will not in any way, at any time (including post termination of this Agreement) use or disclose the Customer’s data or information (including Personal Information) or derive information (in any way) from it for any advertising, marketing or similar commercial purposes of J.P. Morgan, its affiliates or any third party or directly or indirectly support such use in any manner by anyone. Furthermore, J.P. Morgan will not capture, maintain, reverse engineer, scan, index, share or use Customer data or information, or otherwise use any data- mining technology on the Customer’s data or information except to the extent necessary for
J.P. Morgan to: (a) provide the services in accordance with this Agreement; or (b) enhance or improve the custody services for the Customer and, in the case of (b), provided that any of Customer’s data or information used is only in anonymized and aggregated form such that Customer’s and/or its Affiliates’ names are not disclosed or otherwise identified in anyway (directly or indirectly) to other clients or third parties either as the source of such data or as the subject matter of the data (at any time).
7.
The Customer shall not knowingly upload, post or transmit to or distribute or otherwise publish through the Products or J.P. Morgan’s website any materials which (i) restrict or inhibit any other user from using and enjoying the Products or the website, (ii) are defamatory, offensive, explicit, or indecent, (iii) infringe the rights of third parties including intellectual property rights, (iv) contain a virus, Trojan horse, worm, time bomb, cancelbot or other harmful component, or (v) constitute or contain false or misleading information.

8.
The Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its Users (but not identity) upon written request. The Customer shall not access, and shall not permit its Users to access, the service from any jurisdiction where J.P. Morgan informs the Customer, or where the Customer has actual knowledge, that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the Users, the Customer

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shall obtain from each User all necessary consents for providing such document to J.P. Morgan for such purpose.
9.
The Customer will be subject to and shall comply with Applicable Law with regard to its use of the Products, including Applicable Law concerning restricting collection, use, disclosure, processing and free movement of the Data.

10.	The Customer shall be responsible for the compliance of its Users with the terms of this Annex.
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ANNEX B Availability Policy and Schedule – U.S. Accounts Held with JPMorgan Chase Bank, N.A. for
U.S. Custody Clients

J.P. Morgan will make funds available on U.S. dollar deposits to account held in the U.S. by JPMorgan Chase Bank, N.A. on the same or next business day after the day of deposit depending on the type of deposit and in accordance with the below:

Determining the Day of Deposit: If a deposit is made to an account on a business day before the cut- off time established for that deposit channel (as outlined below) then J.P. Morgan will consider that day to be the day of deposit. However, if a deposit is made after the cut-off time or on a day that is not a business day, then J.P. Morgan will consider the deposit to have been made no later than the next business day. For determining the availability of deposits, every day is a business day, except Saturdays, Sundays, and federal banking holidays. Availability with respect to any deposit will be determined by how the deposit was received. Please note that J.P. Morgan may be unable to process a deposit in accordance with this availability schedule if required final beneficiary details are not provided, correctly formatted with the deposit.

Deposit channels and cut-off times for U.S. Custody clients

Wire Transfers: 5:30pm ET NY Time

Checks: 12:00pm ET or 12:00pm CT depending upon location to which check is sent.

Same Day Availability: Funds from the following deposits will be made available on the day of deposit:

•	Wire transfers
•	U.S. Dollar denominated checks drawn on accounts held with JPMorgan Chase Bank, N.A. in the U.S.
Next Day Availability: Funds from the following deposits will be made available on the first business day after the day of deposit:

•	All U.S. Dollar denominated checks that are payable to the Client drawn on banks other than JPMorgan Chase Bank, N.A. in the U.S.
This Availability Policy and Schedule may be changed without notice and such updated materials will be made available to you on J.P. Morgan Markets, Market Intelligence and by our newsflash distribution for subscribers.

Note: Separate availability policies and schedules are applicable for U.S. dollar accounts held with other lines of business within J.P. Morgan in the U.S, or where clients have subscribed to deposit services outside U.S. Custody.
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ANNEX C - Information Regarding Country Risk
1.	To aid Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually, and upon the initial placing of Financial Assets and cash into a country, the following information:
A.	Opinions of local counsel concerning:
i. Whether applicable foreign law would restrict the access of Customer’s independent public accountants to books and records kept by a Subcustodian located in that country which pertain to the Customer’s account.
ii. Whether applicable foreign law would restrict Customer's ability to recover its Financial Assets and cash in the event of the bankruptcy of a Subcustodian located in that country.
iii. Whether applicable foreign law would restrict Customer's ability to recover Financial Assets that are lost while under the control of a Subcustodian located in the country.
iv. Whether applicable foreign law would restrict the Customer’s right as foreign investors to convert Customer's cash or cash equivalents into U.S. dollars which have not yet been invested in securities.
B.	A market profile with respect to the following topics:
(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange,
(iv) securities settlement and registration, (v) taxation, and (vi) securities depositories (including depository risk assessment), if any.
2.	To aid Customer in monitoring Country Risk, J.P. Morgan shall furnish the Board the following additional information:
NewsFlashes, including with respect to changes in the information included in market profiles
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SCHEDULE 1

Customers

LEGAL ENTITY NAME	ADDRESS	RESIDENCY
Macquarie Sustainable Global Listed Infrastructure ETF	100 Independence 610 Market Street Philadelphia, PA 19106	Delaware
Macquarie Tax-Free USA Short Term ETF	100 Independence 610 Market Street Philadelphia, PA 19106	Delaware
Macquarie Energy Transition ETF	100 Independence 610 Market Street Philadelphia, PA 19106	Delaware

Global Custody Agreement - New York - General - January 2022